Exhibit (p)(10)

Skylar Capital Management LP

(in its capacity as Sub-adviser for

Skylar Electricity Futures ETF)

Code of Ethics

June 2026

THIS MANUAL IS THE PROPERTY OF SKYLAR CAPITAL MANAGEMENT LP AND MUST BE RETURNED BY ALL PERSONNEL UPON TERMINATION OF EMPLOYMENT OR CONTRACTUAL ENGAGEMENT, AS APPLICABLE. THE CONTENTS OF THIS MANUAL ARE CONFIDENTIAL AND MUST NOT BE REVEALED TO THIRD PARTIES.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

TABLE OF CONTENTS

1.	INTRODUCTION	5

2.	OVERSIGHT OF THE CODE	6

2.1	Acknowledgement of the Code and ETC’s Trust Policy	6

2.2	Reporting Violations	6

2.3	Sanctions for Failure to Comply with the Code of Ethics	6

2.4	CCO’s Preclearance Requests	6

3.	PERSONNEL SUPERVISION	6

4.	WHISTLEBLOWER POLICY	7

4.1	Introduction	7

4.2	Non-Retaliation Policy	7

4.3	SEC’s Whistleblower Program	8

5.	CONFLICTS OF INTEREST GENERALLY	8

6.	GIFTS AND ENTERTAINMENT	8

6.1	Gifts and Entertainment Policy	8

6.2	Permissible Gifts and Entertainment	9

6.3	Pre-Approval of Gifts	9

6.4	Pre-Approval of Entertainment	9

6.5	Reporting of Gifts and Entertainment	10

6.6	Government Officials	10

6.7	Gifts and Entertainment Policy Annual Compliance Attestation	10

6.8	Charitable Donations	10

7.	ANTI-BRIBERY POLICY AND PROCEDURES	10

7.1	Anti-Bribery Policy	10

7.1.1	Foreign Corrupt Practices Act	11

7.1.2	FCPA Red Flags	11

7.1.3	Pre-Approval Requirement	11

8.	POLITICAL CONTRIBUTIONS AND PAY TO PLAY	11

8.1	Introduction	11

8.2	Pay to Play Policy	12

8.3	New Personnel Certification	12

8.4	Pre-Approval of Political Contributions	12

8.5	Pay to Play Policy Annual Compliance Attestation	13

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

9.	PERSONAL TRADING POLICY	13

9.1	General Policy	13

9.2	Definition of Covered Account	13

9.3	Definition of Non-Discretionary Managed (or Third-Party Managed) Account	13

9.4	Definition of Reportable Security	14

9.5	Reporting of Holdings and Transactions	15

9.5.1	Initial Holdings Report	15

9.5.2	Annual Holdings Report	15

9.5.3	Duplicate Brokerage Statements (Quarterly Transaction Report)	15

9.5.4	New Accounts	16

9.5.5	Exemption from Reporting on Automatic Investment Plans	16

9.6	Prohibited Transactions	16

9.7	Pre-approval Under the Personal Trading Policy	16

9.8	Limited Offerings	17

9.8.1	Limited Offerings Policy Annual Compliance Attestation	17

9.9	Specific Account Exemptions	17

9.10	Review and Retention of Reports	17

9.10.1	Escalation of Violations and Sanctions	17

9.10.2	Confidentiality	18

9.11	The Restricted List	18

10.	OUTSIDE BUSINESS ACTIVITIES	18

10.1	Outside Business Activities Policy	18

10.2	Family Member’s Conflicts of Interest	19

10.3	Outside Business Activities Policy Annual Compliance Attestation	19

11.	INSIDER TRADING	19

11.1	Introduction	19

11.2	Penalties for Insider Trading	20

11.3	Important Definitions	20

11.3.1	Nonpublic Information	20

11.4	Material Information	20

11.4.1	Insider and Temporary Insider	20

11.4.2	Tipper / Tippee Liability	20

11.5	Breach of Duty	21

11.6	Adviser’s Insider Trading Policy	21

11.7	Procedures Designed to Detect and Prevent Insider Trading	21

11.7.1	Procedures Governing Communication with Third Parties	21

11.7.2	Procedures Governing Formal and Informal Confidentiality Agreements	22

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

11.7.3	Required Pre-Approval for Service as a Director or on a Creditor’s Committee or in a Similar Capacity	22

11.7.4	Required Procedures for Service as a Director or on a Creditor’s Committee or in a Similar Capacity	23

11.8	Insider Trading Policy Annual Compliance Attestation	23

11.9	Compliance Responsibilities	23

12.	PAID EXPERT POLICY AND PROCEDURES	23

12.1	Introduction	23

12.2	Paid Expert Procedures	24

12.2.1	Consultant not retained through an Expert Consultant Provider	24

13.	POLITICAL INTELLIGENCE FIRMS	24

13.1	Definition	24

13.2	Meetings with Government Officials	24

14.	COMMUNICATIONS WITH OTHER "BUY SIDE" FIRMS	25

14.1	Introduction	25

14.2	Compliance Review of Communications with Buy-Side Firms	25

15.	ALTERNATIVE DATA PROVIDERS	25

15.1	Webscraping	25

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

1.	INTRODUCTION

The “Code of Ethics Rule” of the Investment Advisers Act of 1940 (the “Advisers Act”) requires investment advisers registered with the U.S. Securities and Exchange Commission (“SEC”) to adopt a written code of ethics. Skylar Capital Management LP (the “Adviser”) has adopted this code of ethics (the “Code”) to establish the Adviser’s and its Personnel’s fiduciary duty to the Adviser’s clients, which at this time includes only the ETF as defined below (together with potential future clients (“Clients”)). The Code also addresses certain possible conflicts of interest and includes the Adviser’s personal trading policy. The Code should be read in conjunction with the Adviser’s Supervisory Procedures and Compliance Manual (the “Manual”).

This Code sets forth standards of conduct expected for any person supervised by the Adviser in its capacity as sub-adviser of Skylar Electricity Futures ETF (the “ETF”), i.e., any partner, officer, director (or other person occupying a similar status or performing similar functions) or employee of the Adviser or any other person who provides investment advice to the ETF on the Adviser’s behalf and is subject to the Adviser’s supervision and control (hereafter, “Personnel”).

The following standards of business conduct will govern the interpretation and administration of this Code:

•	The interests of Clients must be placed first at all times.
•	All investment transactions (including personal trading transactions) must be conducted consistent with this Code, and in such a manner as to avoid any actual or perceived conflict of interest, or any abuse of Personnel’s position of trust and responsibility.
•	Personnel must not misrepresent the Adviser or their role within the Adviser.
•	Personnel should not take inappropriate advantage of their positions with the Adviser.
•	Personnel must comply with all applicable “Federal Securities Laws.”

The Code is designed to cover a variety of circumstances and conduct. However, no policy or procedure can anticipate every possible situation. Consequently, all Personnel are expected not only to abide by the letter of the Code, but also to aspire to its spirit by upholding the Adviser’s fundamental ideals that include integrity, honesty and trust. The Code should be an active part of all Personnel’s normal course of business.

The Adviser serves as the sub-adviser of the ETF, while Exchange Traded Concepts, LLC ("ETC") serves as the primary adviser (“Primary Adviser”) of the ETF pursuant to a Platform Services and Portfolio Management Services Agreement signed by the Adviser and ETC. Therefore, the Adviser is subject to ETC's Trust Policy and any other relevant policies pertaining to the ETF and agree to be bound thereto. Such policies will be distributed to Personnel alongside this Code.

The Adviser has designated a qualified individual to be the Chief Compliance Officer (the “CCO”) who may delegate the day-to-day management of certain of his or her compliance duties to other qualified Personnel, including but not limited to the Chief Operating Officer (“COO”) and Chief Financial Officer (“CFO”). The Adviser may modify any or all of the policies and procedures set forth in the Code. Should revisions be made, Personnel will receive written notification from the CCO or his or her designee. In addition, the Adviser has engaged the services of an independent compliance consulting firm, Optima Partners LLC (“Optima”), to assist the CCO with the implementation and management of the CCO’s compliance duties. In the event any Personnel has any questions regarding his or her responsibilities under the Code, he or she must contact the CCO or Optima.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

2.	OVERSIGHT OF THE CODE

2.1	Acknowledgement of the Code and ETC’s Trust Policy

All Personnel must execute and return to the CCO the “Personnel Acknowledgement of Receipt and Compliance Attestation” form attached hereto as Appendix A (or similar acknowledgement), upon hire and annually thereafter, certifying that he or she has read and understands the contents of the Code and ETC’s Trust Policy.

2.2	Reporting Violations

All Personnel must promptly report any violations of the Code or any Federal Securities Laws to the CCO.

2.3	Sanctions for Failure to Comply with the Code of Ethics

If it is determined that any Personnel has committed a violation of the Code, the Adviser may impose sanctions and/or take other action as deemed appropriate. These actions may include, among other things, disgorgement of profits, criminal or civil penalties, a letter of caution or warning, suspension or termination of employment, and/or notification to the SEC or other federal regulatory authority of the violations.

2.4	CCO’s Preclearance Requests

In all circumstances requiring pre-approval of an activity under the Code, the President, Executive Vice President, or Vice President of the General Partner will provide pre-approval to the CCO according to the provisions of the Code.

3.	PERSONNEL SUPERVISION

Pursuant to Advisers Act Section 203(e), if an investment adviser fails to reasonably supervise an employee or other personnel and that person violates the Federal Securities Laws, the SEC may censure, limit the activities of, or revoke the registration of the investment adviser. However, Section 203(e)(6) states that an investment adviser will not be deemed to have failed to reasonably supervise any person if the adviser has: (i) established procedures and a system for applying such procedures, that would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person; and (ii) reasonably discharged the duties and obligations incumbent upon it by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with.

The Adviser takes seriously its obligation to supervise its Personnel. Accordingly, the Adviser’s “Compliance Program,” which is comprised of the policies and procedures contained in the Manual and this Code (and any other then-applicable standalone policies or procedures, for example, the Adviser’s Business Continuity Plan), is designed to ensure that it reasonably supervises its Personnel with a view to preventing violations of the Advisers Act and its rules, as well as other applicable Federal Securities Laws. The Adviser expects all Personnel who act in a supervisory capacity to oversee any other Personnel under his or her supervision in a manner consistent with the policies and procedures contained in the Compliance Program. The Adviser’s management shall have overall responsibility for assigning supervisory responsibility. Any questions regarding the scope of this expectation should be brought to the attention of the President, Executive Vice President, or Vice President of the General Partner.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

Where CCO (or other managerial) approval is required for the Adviser or any Personnel to take certain actions, the CCO (or such other person) may deny or withhold approval if, in the CCO’s (or such other person’s) good faith determination, the proposed action by the Personnel would not be in the best interests of the Adviser and its Clients, or would otherwise violate applicable policies and procedures, contractual restrictions or laws and regulations.

The Adviser retains an independent third party that conducts routine background checks on prospective employees or personnel (for example, confirming employment histories, disciplinary records, financial background and credit information) and may contact personal references. In addition, the Adviser will not employ persons with a prior disciplinary history (for example, discipline regarding misappropriation, unauthorized trading, forgery, bribery or making unsuitable recommendations). However, should the Adviser employ a person with a disciplinary history, the Adviser will implement additional procedures so that the Adviser is able to identify any misconduct by such person.

4.	WHISTLEBLOWER POLICY

4.1	Introduction

Pursuant to the Adviser’s “Whistleblower Policy,” it is the responsibility of all Personnel to comply with the Adviser’s policies and procedures as well as all applicable laws and to report violations or suspected violations including, but not limited to, instances of financial impropriety or irregularity, dishonest activity or any other conduct that is prohibited by the Adviser’s policies and procedures or applicable law(s). Personnel making reports or complaints pursuant to this Whistleblower Policy will be protected from retaliation under the Adviser’s Non-Retaliation Policy that is a part of this Whistleblower Policy. The Whistleblower Policy is intended to encourage and enable Personnel to raise serious concerns within the Adviser prior to seeking resolution outside of the Adviser.

The Adviser encourages its Personnel to share their questions, concerns, suggestions or complaints with someone who can address them properly. In most cases, Personnel’s direct supervisor is in the best position to address an area of concern. However, if any Personnel is not comfortable speaking with his or her supervisor, or any Personnel is not satisfied with his or her supervisor’s response, such Personnel is encouraged to speak with the CCO and/or with the General Partner. Alternatively, Personnel may make reports and complaints through Whispli (https://saysomething.whispli.com/speak-up), an anonymous, third-party reporting system engaged by the Adviser for this purpose.

The Adviser will investigate all suspected violations. The CCO is responsible for promptly investigating and resolving all reported complaints or allegations of violations of the Adviser’s policies and procedures and/or applicable laws. The CCO, at his or her discretion, may advise the General Partner of any allegations. Any Personnel filing a complaint concerning a violation or suspected violation of the Adviser’s policies and procedures or applicable law(s) must act in good faith and have reasonable grounds for believing that the information disclosed indicates a violation. Any allegation that proves to have been made maliciously or knowingly false will be viewed as a serious disciplinary offense.

4.2	Non-Retaliation Policy

The Adviser forbids retaliation against anyone who, in good faith, reports or complains, assists in making a complaint, or cooperates in an investigation of financial impropriety or irregularity, dishonest activity or any other conduct that is prohibited by the Adviser’s policies and procedures or applicable law. Any Personnel participating in an investigation is required to keep all interviews and other details of the investigation confidential to the fullest extent practicable and to refrain from discussing such matters with anyone, other than those individuals conducting or directing the investigation. Nothing in this policy prohibits any Personnel from making a report, complaint, or charge to any governmental agency or from communicating with a governmental agency in connection with a report, complaint, or charge (see “SEC’s Whistleblower Program,” below). Any Personnel who retaliates against another employee or personnel in violation of this policy will be subject to discipline, up to and including immediate termination.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

4.3	SEC’s Whistleblower Program

The SEC’s “Whistleblower Program” provides monetary incentives for individuals to come forward and report possible violations of the Federal Securities Laws to the SEC. Under the SEC’s Whistleblower Program, eligible whistleblowers are entitled to an award of between 10% and 30% of the monetary sanctions for information that leads to a successful SEC action resulting in an order of monetary sanctions exceeding $1 million. An “eligible whistleblower” is a person who voluntarily provides the SEC with original information about a possible violation of the Federal Securities Laws that has occurred, is ongoing, or is about to occur. Personnel are eligible for an award for information reported internally if the information is reported to the SEC (by either any Personnel or the Adviser) within 120 days of Personnel’s internal reporting. The Adviser encourages Personnel to follow the Adviser’s Whistleblower Policy and to submit any inquiries regarding the SEC’s Whistleblower Program to the CCO.

5.	CONFLICTS OF INTEREST GENERALLY

It is the Adviser’s policy that all Personnel act in good faith and in the Client’s best interests. To this end, Personnel must not put themselves or the Adviser in a position that would create even the appearance of a conflict of interest. If you have any doubts or questions about the appropriateness of any interests or activities, you should contact the CCO. Any interest or activity that might constitute a conflict of interest under this Code must be fully disclosed to the CCO so that a determination may be made whether such interest or activity should be disclosed to Clients, disposed of, discontinued or limited. The following sections of this Code are designed to address the material conflicts of interest that Personnel can expect to encounter in fulfilling their responsibilities to the Adviser.

6.	GIFTS AND ENTERTAINMENT

6.1	Gifts and Entertainment Policy

Any Personnel giving or receiving gifts or entertainment to individuals or firms with whom the Adviser does, or is likely to do, business with may give the appearance of a conflict of interest. This policy does not govern gifts and entertainment outside of business or potential business activities of the Adviser. The Adviser’s “Gifts and Entertainment Policy” distinguishes between a “Gift” and “Entertainment”. Gifts are items (or services) of value that a third party provides to any Personnel (or any employee or personnel to a third party) where there is no business communication involved in the enjoyment of the Gift. Entertainment requires that the giver participates with the recipient in the enjoyment of the item or service. Entertainment is only appropriate when used to foster and promote business relationships for the Adviser. If any Personnel believes the meal or Entertainment might be excessive, or appear excessive, he or she must obtain the CCO’s or COO’s pre-approval.

Solicitation of Gifts and/or Entertainment from individuals or firms with whom the Adviser does, or is likely to do, business with is unprofessional and is strictly prohibited. All Personnel also are prohibited from directly or indirectly making, soliciting or accepting any loans (for example, crowdfunding loans) other than accepting personal loans from a recognized lending institution made in the ordinary course of business on usual and customary terms.

As set forth in Section 6.6 below, any proposed Gift or Entertainment involving government officials requires the CCO’s or COO’s pre-approval.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

6.2	Permissible Gifts and Entertainment

Personnel may receive or give Gifts and Entertainment from anyone with whom the Adviser has or is likely to have any business dealings, without any obligation to report or seek CCO or COO pre-approval as follows:

•	Meals and Entertainment customarily associated with ethical business practices that cannot be reasonably interpreted by others as constituting an inducement to take a particular action.
•	Meals that are provided on-site for Personnel to share by a person or firm with whom the Adviser has or is likely to have business dealings.
•	Items that have been branded with a company’s logo, such as pens, golf balls, tote bags, etc. are considered to not have the intrinsic value of the gift pre-branding and therefore do not count towards the gift limits UNLESS the gift is clearly of high value (over $250). Please contact the CCO if you require clarification on a case-by-case basis.
•	A Gift given to any Personnel from a business or corporate gift list on the same basis as other recipients of the sponsor and not personally selected for such Personnel (for example, holiday gifts) UNLESS the gift is clearly of high value (over $250). Please contact the CCO if you require clarification on a case-by-case basis.
•	Gifts from a sponsor to celebrate or acknowledge a transaction or event that are given to a wide group of recipients and not personally selected for such Personnel (for example, closing dinner gifts, Gifts given at an industry conference or seminar UNLESS the gift is clearly of high value (over $250). Please contact the CCO if you require clarification on a case-by-case basis.
•	Personnel may receive wedding, graduation or similar types of Gifts from Clients that in some cases may be difficult to return to the sender. The CCO will consider such Gifts on a case-by-case basis and determine whether such Gifts present a conflict of interest in light of the overall relationship with the Client.

6.3	Pre-Approval of Gifts

Personnel may not give or receive Gifts with a value in excess of $250 to or from each person or firm with whom the Adviser has or is likely to have business dealings per occurrence but not to exceed $500 in a calendar year on a cumulative basis, unless pre-approved by the CCO. If any Personnel is unable to judge the value of a Gift, whether a Gift is considered a cash equivalent, or believes that the Gift may be excessive, he or she must contact the CCO for guidance.

Gifts to charity at the request of Clients are not permissible. Furthermore, Personnel are prohibited in any circumstance from receiving or giving cash or cash equivalent Gifts, such as gift cards, gift certificates, or any item that can be used as, or alongside, hard currency, and must forfeit such Gifts to the CCO who will decide the best course of action for disposing of the Gift which may include, but is not limited to, returning the Gift to the giver or donating the Gift to charity.

6.4	Pre-Approval of Entertainment

Outside of the permissible Entertainment as outlined above, any other Entertainment, given or received, that is in excess of $500 per person or not usual and customary and involves an organization or entity which does or may potentially do business with the Adviser requires pre-approval with the CCO or COO. If the value of the entertainment was only known to such Personnel after being received, then it must be disclosed to the CCO or COO promptly to determine which action must be taken, if any. This includes, but is not limited to, attendance at sporting events, theater/art events, conferences or similar events.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

If any Personnel believes the Entertainment might be, or appears to be, excessive or extravagant, it should be reported to the CCO or COO. Spouses and other family members may at times attend Entertainment events. Trends, unusually high frequency, and the value of such situations should be monitored by such Personnel to ensure that actual or apparent conflicts of interest are avoided. All Personnel are required to notify the CCO or COO if any family members will be attending an Entertainment event.

6.5	Reporting of Gifts and Entertainment

Personnel must notify the CCO or COO promptly upon receiving or prior to giving a Gift or invitation for Entertainment other than those Gifts and Entertainment which are permissible or require pre-approval as per the above. The CCO is responsible for recording the information on the Gift and Entertainment Log to the extent such is outside of this policy and requires CCO approval.

6.6	Government Officials

Given enhanced regulatory scrutiny as well as jurisdictional considerations with respect to government engagement, any Gift or Entertainment given to or received from a government official is strictly prohibited without the CCO or COO’s pre-approval.

6.7	Gifts and Entertainment Policy Annual Compliance Attestation

All Personnel are required to complete an Annual Compliance Attestation to confirm that they are complying with the Gifts and Entertainment Policy.

6.8	Charitable Donations

All Personnel are prohibited from making charitable donations in the Adviser’s name or on its behalf without the CCO or COO’s prior pre-approval. Personnel may not solicit charitable donations from an employee of a broker-dealer, an investor, a prospective investor, an individual appointed by the Adviser to serve as an independent director, a data provider, accounting firm, law firm, or any other person or entity that does or seeks to do business with or on behalf of Adviser without the CCO or COO’s pre-approval.

7.	ANTI-BRIBERY POLICY AND PROCEDURES

7.1	Anti-Bribery Policy

The Adviser’s “Anti-Bribery Policy” prohibits Personnel from offering payments, or anything else of value, to a government official that will assist the Adviser in obtaining or retaining business or securing any improper business advantage, including making, promising or offering bribes to maintain existing business relationships or operations. Anyone at the Adviser found to be violating the Anti-Bribery Policy will be subject to disciplinary action, which may include termination. The Adviser requires all Personnel to report any suspicious activity that may violate the Anti-Bribery Policy to the CCO. Any Personnel’s failure to report known or suspected violations may itself lead to disciplinary action.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

7.1.1	Foreign Corrupt Practices Act

The U.S. Foreign Corrupt Practices Act (“FCPA”) prohibits individuals and companies from corruptly making or authorizing an offer, payment or promise to pay anything of value to a “Foreign Official”1 for the purpose of influencing an official act or decision to obtain or retain business. The FCPA applies to all Foreign Officials and all employees of state-owned enterprises. The definition of Foreign Official is broadly interpreted by the SEC and the U.S. Department of Justice both of whom enforce the FCPA’s prohibitions.

Under the FCPA, both the Adviser and its Personnel can be criminally liable for payments made to agents or intermediaries “knowing” that some portion of those payments will be passed on to (or offered to) a foreign official. The knowledge element required is not limited to actual knowledge but includes “consciously avoiding” the high probability that a third party representing the Adviser will make or offer improper payments to a Foreign Official.

7.1.2	FCPA Red Flags

Investment advisers that engage foreign agents are expected to be attuned to any “red flags” in connection with the relationship, which may include:

•	The foreign country’s reputation for corruption;
•	Requests by a foreign agent for offshore or other unusual payment methods;
•	Refusal of a foreign agent to certify that it will not make payments that would be unlawful under the FCPA;
•	An apparent lack of qualifications;
•	Non-existent or non-transparent accounting standards; and
•	Whether the foreign agent comes “required” by a Foreign Official.

Sanctions for violating the FCPA are severe and may include fines for the Adviser and/or Personnel and jail terms for Personnel.

7.1.3	Pre-Approval Requirement

All Personnel are prohibited from giving anything of value to a Foreign Official without the CCO’s pre-approval.

8.	POLITICAL CONTRIBUTIONS AND PAY TO PLAY

8.1	Introduction

The Advisers Act’s “Pay to Play Rule” restricts the Adviser and its Personnel from making U.S. political contributions that may appear to be made for pay to play purposes, regardless of the Personnel/contributor’s intent. The SEC uses the phrase “pay to play” to refer to arrangements whereby investment advisers make political contributions or related payments to government officials in order to be awarded with, or afforded the opportunity to compete for, contracts to manage the assets of public pension plans and other government accounts.

[1]	A “Foreign Official” includes: any officer or employee of or person acting in an official capacity for or on behalf of a foreign government or any department, agency, or instrumentality thereof, or of a public international organization; any employee or official of any court system, government regulatory or financial bodies, state-owned or controlled enterprises, and sovereign wealth funds; and foreign political parties and candidates for office.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

The Pay to Play Rule generally creates: (i) a two-year time-out from receiving compensation for providing advisory services to a state and local government entity after political contributions have been made to government officials that are involved in awarding advisory contracts to manage the assets of state or local pension funds; (ii) a prohibition on soliciting or coordinating certain political contributions and/or payments; and (iii) a prohibition from paying certain third parties from soliciting state and local government entities.

8.2	Pay to Play Policy

The Adviser’s “Pay to Play Policy” prohibits the Adviser and its Personnel from making any “contribution” (i) to candidates running for U.S. state or local political office, (ii) to candidates running for U.S. federal office who currently hold a U.S. state or local political office, or (iii) to political parties or political action committees (“PACs”) that may contribute to such campaigns (collectively, a “Political Contribution”). “Contribution” is broadly defined and means the giving of “anything of value” in connection with any election for U.S. state, local or federal office (if the candidate running for U.S. federal office currently holds a U.S. state or local political office), including contributions to any candidate for political office, political party or PAC. Anything of value includes providing services to a campaign, political part or PAC.

The Adviser will not make Political Contributions or otherwise endorse or support political parties or candidates (including through intermediary organizations such as PACs or campaign funds) with the intent of directly or indirectly influencing any investment management relationship. In addition, under no circumstances may any Personnel engage in any of the foregoing activities indirectly, such as by funneling payments through third parties including, for example, Immediate Family Members (as defined below), attorneys, friends or companies affiliated with the Adviser as a means of circumventing the Pay to Play Rule.2

8.3	New Personnel Certification

When an individual is employed or engaged by the Adviser, the Adviser must “look back” to that Personnel’s prior Political Contributions. If the Personnel is involved in soliciting Clients for the Adviser, then the Adviser is required to look back at the Personnel’s Political Contributions for two

(2) years. If the Personnel is not involved in soliciting Clients, then the Adviser is only required to look back six (6) months. The CCO will determine whether any such past Political Contribution will affect the Adviser’s business. Upon joining the Adviser, all new Personnel must complete a “New Hire/Engaged Political Contributions Certification” (attached hereto as Appendix B).

8.4	Pre-Approval of Political Contributions

The Adviser prohibits Personnel from making political contributions to local, state or federal officials and/or political parties and affiliates without the CCO’s written pre-approval obtained by completing a “Political Contribution Pre-Approval Request Form” (maintained by the CCO and included as Appendix C) hereto before making a Political Contribution.

[2]	The Pay to Play Rule contains a “catch-all” provision that prohibits indirect acts, which if done directly, would violate the Rule.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

8.5	Pay to Play Policy Annual Compliance Attestation

Personnel are required to complete an Annual Compliance Attestation to confirm that they are complying with the Pay to Play Policy.

9.	PERSONAL TRADING POLICY

9.1	General Policy

Pursuant to the Advisers Act’s Code of Ethics Rule, the Adviser has adopted the following “Personal Trading Policy.” The Code of Ethics Rule requires that any “Access Person” submit to the CCO reports of the Access Person's current securities holdings. An Access Person is defined as any Personnel who:

•	Has access to Nonpublic Information (as defined below) regarding any Clients' purchase or sale of securities, or Nonpublic Information regarding the portfolio holdings of any reportable fund, or
•	Is involved in making securities recommendations to Clients, or who has access to such recommendations that are Nonpublic.

For purposes of this Personal Trading Policy, all Personnel (i.e., those assisting with providing advisory services to the ETF) are Access Persons. Pursuant to the Advisers Act’s Books and Records Rule, the Adviser maintains a record of: (i) each report made by an Access Person pursuant to the Code of Ethics Rule; (ii) the names of persons who are currently, or within the past five (5) years were, Access Persons of the Adviser; and (iii) any decision, and the reasons supporting the decision, to approve the acquisition of securities by such Access Persons pursuant to this Personal Trading Policy for at least five (5) years after the end of the fiscal year in which the approval was granted.

9.2	Definition of Covered Account

This policy applies to all “Covered Accounts” of Personnel, including accounts of the Personnel’s children, stepchildren, grandchildren, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, brother-in-law, or sister-in-law, and adoptive relationships residing in his or her household (an “Immediate Family Member”).

It is the responsibility of all Personnel to ensure that his or her Immediate Family Members are aware of this Personal Trading Policy and adhere to it.

9.3	Definition of Non-Discretionary Managed (or Third-Party Managed) Account

A “Non-Discretionary Managed Account” includes: (i) an account in which such Personnel does not have any direct or indirect influence or control over specific investment decisions, such as in the case of a fully discretionary investment management account (all investment decisions are made by an appropriate third party); (ii) an account in which such Personnel does not have any direct or indirect influence or control and has no knowledge of the account holdings, such as a blind account or trust; and (iii) an investment fund whereby all investment decisions are made by a third party who is unrelated to such Personnel.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

The CCO must pre-approve any arrangement whereby a Non-Discretionary Managed Account is exempt from the trading restrictions and prohibitions contained in this Personal Trading Policy. In considering whether to grant pre-approval, the CCO may request the following information (to be submitted as determined by the CCO):

•	Information about the third-party adviser's, broker’s or trustee's relationship to such Personnel;
•	Initial and annual certifications by such Personnel and the applicable third-party adviser, broker or trustee regarding such Personnel's influence or control over the account; and/or
•	Reports on holdings and/or transactions made in the account.

Any Personnel who is the beneficial owner of a Non-Discretionary Managed Account is prohibited from communicating with the third-party adviser, broker or trustee administering the account regarding any specific investment decisions. All Non-Discretionary Accounts require a written discretionary investment management agreement or similar document covering the account for it to be considered for exemption from the Personal Trading Policy.

9.4	Definition of Reportable Security

“Reportable Securities” include a wide variety of investments such as stocks, bonds, fixed income, options, warrants, futures, currencies, and derivatives.3 A Reportable Security also includes all Exchange Traded Funds (“ETFs”) and Exchange Traded Notes (“ETNs”) (see Section 9.7 below for exceptions). A Reportable Security does not include (a “Non-Reportable Security”):

•	Transactions and holdings in direct obligations of the U.S. government;
•	Money market instruments defined as bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments;
•	Shares issued by money market funds;
•	Shares issued by open-end funds (mutual funds); provided that such funds are not advised by the Adviser or an affiliate and such fund’s advisor or principle underwriter is not controlled or under common with the Adviser; and
•	Units of a unit investment trust; if the unit investment trust is invested exclusively in one or more open-end funds, provided that such funds are not advised by the Adviser or an affiliate and such fund’s adviser or principle underwriter is not controlled or under common control with the Adviser.
•	Cryptocurrencies (including, but not limited to, Bitcoin); and
•	Tokens issued in an initial coin offering ("ICO").4

Personnel are permitted to trade Non-Reportable Securities and, with the exception of providing disclosure of all brokerage accounts held at the time of joining the Adviser and annually thereafter (see Appendix D-2, “Non-Reportable Securities Holdings”), Personnel are not required to report or seek pre-approval of trades of Non-Reportable Securities.

[3]	The SEC defines a “security” as “any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, … transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security … or on any group or index of securities … or [any] warrant or right to subscribe to or purchase any of the foregoing.”
[4]	For the purposes of this policy, we have classified Bitcoin, other cryptocurrencies, and tokens or other products issues in an ICO as a Reportable Security, regardless of the status of such products under the federal securities laws.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

9.5	Reporting of Holdings and Transactions

All Personnel are required periodically to report their personal securities transactions and holdings to the CCO and/or the CCO’s designee (the “Designee”). Upon commencement of employment or contractual engagement with the Adviser, all Personnel must provide the CCO and/or Designee with the names of any brokerage firms or banks where such Personnel has an account in which any securities, futures or commodities are held. This includes, but is not limited to, brokerage, 401(k), IRA and 529 account plans.

9.5.1	Initial Holdings Report

Each new Personnel must provide the CCO and/or Designee with an “Initial Holdings Report” attached hereto as Appendix D for Covered Accounts and Non-Discretionary Managed Accounts, as well as any Limited Offerings. The Initial Holdings Report must be submitted within ten (10) days of his or her commencement of employment and the report must be current as of a date not more than 45 days prior to the individual being hired.

The Initial Holdings Report for accounts listed on Appendix D.(1.A.) must include, at a minimum, the following information:

•	The title and type of security
•	The exchange ticker symbol OR CUSIP number, if applicable
•	The principal amount of each Reportable Security
•	The name of the broker, dealer, or bank where securities are held
•	The date the Access Person submitted the report

All Initial Limited Offerings must be disclosed using Appendix D.(1.B).

9.5.2	Annual Holdings Report

All Personnel must provide the CCO and/or Designee with an “Annual Holdings Report” (and, together with the Initial Holdings Report, the “Holdings Reports”) also attached hereto as Appendix D for disclosing Covered Accounts and Non-Discretionary Managed Accounts, as well as any Limited Offerings, containing the same information required in the Initial Holdings Report as described above. The Annual Holdings Report must be submitted within 45 days of year end and must be current as of a date not more than 45 days prior to the date that the Annual Holdings Report is submitted.

Annual Holdings Reports are subject to the same criteria listed above regarding Initial Holdings Reports.

9.5.3	Duplicate Brokerage Statements (Quarterly Transaction Report)

Under the Code of Ethics Rule, the Adviser is required to obtain a “Quarterly Transaction Report” from its Personnel. However, the Code of Ethics Rule permits Personnel to submit brokerage statements in lieu of the Quarterly Transaction Report. Therefore, the Adviser requires all Personnel to instruct their brokerage firm(s) to submit duplicate brokerage account statements for all Covered Accounts directly to the CCO and/or Designee. In the event that any Personnel’s brokerage firm does not submit the brokerage statements directly to the CCO, such Personnel is required to provide the CCO with copies of his or her monthly or quarterly brokerage account statements relating to each Covered Account. Brokerage statements must be submitted within 30 days of the end of the calendar quarter.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

The Quarterly Transaction Report must include, at a minimum:

•	Date of transaction
•	Title and number of shares
•	Interest rate and maturity date, if applicable
•	Principal amount of each security
•	Nature of transaction
•	Price of security
•	Name of broker, dealer or bank

9.5.4	New Accounts

All Personnel must notify the CCO promptly (but in any event within ten (10) business days) in writing (email will suffice) if he or she opens any new account(s) with a brokerage firm or other custodian or moves an existing account to a different brokerage firm or other custodian.

9.5.5	Exemption from Reporting on Automatic Investment Plans

Personnel are not required to submit a Holdings Report or a Quarterly Transaction Report with respect to transactions effected pursuant to an “Automatic Investment Plan.”5

9.6	Prohibited Transactions

Personnel and Covered Accounts are not permitted to directly transact or direct others to transact in Reportable Securities, including single named securities, held by the Adviser, or any ETF or ETN that directly mimics the performance of any single energy commodity futures contract (such as the United States Natural Gas Fund “UNG” and the United States Oil Fund “USO”). All Personnel are prohibited from personally, or on behalf of a Client, purchasing or selling securities that appear on the Adviser’s Restricted List (see Section 10.15 below) and also are prohibited from participating in Initial Public Offerings (“IPOs”) without the CCO’s pre-approval.

9.7	Pre-approval Under the Personal Trading Policy

All Personnel must obtain the CCO’s (or their chosen delegate’s) written pre-approval in using the “Trade Pre-Approval Request Form” attached hereto as Appendix E for transactions in the following securities within any Covered Account(s):

•	Any Reportable Security in the energy sector
•	Initial public offerings (“IPOs”)
•	Initial coin offerings (“ICOs”)[6]
•	Limited Offerings (see below)

[5]	“Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

[6]	An initial coin offering (“ICO”) is an event where a company sells a new cryptocurrency to raise money. Investors receive cryptocurrency in exchange for their financial contributions.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

Approvals are valid for a two-week period after the approval was granted.

9.8	Limited Offerings

The Code of Ethics Rule requires Access Persons to obtain the CCO’s pre-approval prior to investing in a “Limited Offering.”7 Pursuant to the Adviser’s “Limited Offerings Policy,” Personnel and their immediate family members must obtain the CCO’s pre-approval before entering into a Limited Offering, often known as a private placement, using the form attached hereto as Appendix F. Limited Offerings include private investment partnerships, interests in oil and gas ventures, real estate syndications, participation in certain tax shelters, and shares issued prior to a public distribution.

Prior to making the initial or any follow-on investment, such Personnel must arrange for the CCO to obtain and review any private placement memorandum, subscription agreement(s) or other like documents pertaining to the investment. Where confirmation(s) and statement(s) or other like documents are not available from the issuer, such Personnel must promptly inform the CCO of any changes in the investment and provide the CCO with a brief written yearly update. Approvals are valid for a 3-month period.

9.8.1	Limited Offerings Policy Annual Compliance Attestation

All Personnel are required to complete an Annual Compliance Attestation to confirm that they are complying with the Limited Offerings Policy.

9.9	Specific Account Exemptions

Any Personnel who wishes to seek an exemption of a specific Covered Account from coverage under the Code must contact the CCO for an exemption/waiver request. The CCO will make a determination of whether such exemption/waiver would be in the best interests of the Adviser’s Clients. The CCO will prepare a written memorandum of any exemption/waiver granted, describing the circumstances of, and reasons for, the exemption/waiver. The CCO must obtain pre-approval from the General Partner for any account exemption requests.

9.10	Review and Retention of Reports

The CCO shall review the Holdings Reports, duplicate brokerage statements (in lieu of Quarterly Transaction Reports) and any successful pre-approval requests to determine whether any violations of the Adviser’s policies or Federal Securities Laws have occurred. If there are any discrepancies between holdings reports, transaction reports or preclearance forms, the CCO shall contact the responsible Personnel to resolve the discrepancy. If the Adviser determines that any Personnel has violated the Code, such Personnel may be subject to disciplinary action, termination of his or her engagement, or restrictions on further trading.

9.10.1	Escalation of Violations and Sanctions

Upon discovering a violation of the procedures contained in this Code, the CCO will notify the General Partner, and the Adviser may impose sanctions as it deems appropriate.

[7]	“Limited offering” means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6), or pursuant to Rules 504, 505, or 506, under Regulation D of the Securities Act of 1933.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

9.10.2	Confidentiality

The CCO and any other designated compliance personnel receiving reports of any Personnel’s holdings and transactions under this Code will keep such reports confidential, except to the extent that the Adviser is required by law to disclose the contents of such reports to regulators.

9.11	The Restricted List

The Firm may place certain securities on a “Restricted List.” All Personnel are prohibited from personally, or on behalf of a Client, purchasing or selling securities that appear on the Restricted List. A security may be placed on the Adviser’s Restricted List for a variety of reasons including, but not limited to:

•	The Adviser or any Personnel is in possession of material, nonpublic information (as defined below) about an issuer;
•	Any Personnel is in a position, such as a member of an issuer’s board of directors, that may be likely to cause the Adviser or such Personnel to receive Material Non-Public Information (“MNPI”);
•	The Adviser has executed a non-disclosure or similar agreement with a specific issuer that restricts trading in that issuer’s securities;
•	Personnel trading in the security may present the appearance of a conflict of interest or an actual conflict of interest;
•	An investor relationship that involves a senior officer or director of an issuer, a “Value-Added Investor,” may present the appearance of a conflict of interest or an actual conflict of interest;
•	Any Security which at the time of such transaction is:
–	being considered for purchase or sale by a Client,
–	being purchased or sold by a Client, or
–	at the time of such proposed transaction, held for the account of one or more Clients.

The CCO is responsible for maintaining the Restricted List and securities will remain on the Restricted List until such time as the CCO deems their removal appropriate.

10.	OUTSIDE BUSINESS ACTIVITIES

10.1	Outside Business Activities Policy

Pursuant to the Adviser’s “Outside Business Activities Policy,” Personnel must obtain the CCO’s pre-approval before engaging in outside business activities, except in cases of general participation in non-profit, civic, or religious organizations that does not involve a governance or compensated role. Participation in any investment clubs or committees does not satisfy this exemption. An “Outside Business Activity” includes being (whether or not on behalf of the Adviser) an officer, director, limited or general partner, member of a limited liability company, employee or consultant of any non-adviser entity or organization. Personnel must notify the CCO if any such organization has or may have a business relationship with the Adviser or otherwise pose an actual or perceived conflict of interest with the Adviser’s business. Personnel wishing to enter into or engage in an Outside Business Activity requiring the CCO’s pre-approval must obtain such using the “Outside Business Activity Pre-Approval and Insider Disclosure Statement” attached hereto as Appendix G.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

10.2	Family Member’s Conflicts of Interest

Personnel have an ongoing responsibility to notify the Adviser about any special relationship that such Personnel has with an Immediate Family Member8 (see Personal Trading Policy for definition, above), that may result in a conflict of interest for such Personnel, regardless of whether the Immediate Family Member resides with such Personnel.

Personnel must notify the CCO if an Immediate Family Member engages in an activity that presents a potential conflict of interest, including, but not limited to, the following:

•	Is running for a board position or involved in a proxy contest at a public company;
•	Conducts business with or works for an entity that conducts business with the Adviser; or
•	Works for or on behalf of any newspaper, radio, television, magazine, Internet or other media organization.

10.3	Outside Business Activities Policy Annual Compliance Attestation

All Personnel are required to complete an Annual Compliance Attestation to confirm that they are complying with the Outside Business Activities Policy.

11.	INSIDER TRADING

11.1	Introduction

Insider trading is prohibited primarily by Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, Section 204A of the Advisers Act requires investment advisers to adopt, maintain, and enforce written policies and procedures reasonably designed to prevent the misuse of MNPI by the Adviser or any of its Personnel or affiliates. Some examples of MNPI include but are not limited to unpublished quarterly earnings of a publicly traded company, unannounced mergers and acquisitions, upcoming stock splits or buybacks, and pending trades in a fund.

The term “Insider Trading” generally means one or more of the following activities:

•	Trading while in possession of MNPI received from an Insider, Temporary Insider (as defined below) or a person breaching a duty of trust or confidence to a source of confidential information;
•	Trading while in possession of MNPI[9] received from a Temporary Insider or a person breaching a duty of trust or confidence to a source of confidential information, where the information (i) was disclosed by the Temporary Insider in violation of the Temporary Insider’s duty to keep the information confidential or (ii) was misappropriated by the person breaching a duty of trust or confidence;
•	Recommending the purchase or sale of securities while in possession of MNPI; or
•	Tipping MNPI to others.

[8]	For purposes of the Outside Business Activities Policy, Immediate Family Members also include any partnership, corporation or other entity in which the Immediate Family Member has a 25% or greater beneficial ownership interest or in which such Personnel exercises effective control.
[9]	“In possession of MNPI” means that the person is aware of MNPI at the time of the trade.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

11.2	Penalties for Insider Trading

Trading securities while in possession of MNPI or improperly communicating that information to others may expose Personnel to stringent penalties including fines and jail terms. The SEC can also recover profits gained or losses avoided through Insider Trading, impose a penalty of up to three (3) times the illicit windfall, and issue an order permanently barring such Personnel from the securities business. Personnel also can be sued by investors seeking to recover damages for Insider Trading. In addition, any violation of the Code’s Insider Trading Policy (see below) can be expected to result in serious sanctions by the Adviser, including termination of employment or contractual engagement. Under certain circumstances, the Adviser also may be liable for Insider Trading conducted by Personnel and, even if the Adviser is not found guilty of Insider Trading, the reputational damage resulting from the allegation alone may cause the Adviser irreparable harm.

11.3	Important Definitions

11.3.1	Nonpublic Information

Information is considered “Nonpublic” if it has not been broadly disseminated to investors in the marketplace. Information is broadly disseminated when it has been made available to the public through publications of general circulation (i.e., The Wall Street Journal) or in a public disclosure document filed with the SEC (i.e., Form 8K). There is no set time period between the information’s release and the time it is considered to be fully disseminated into the marketplace. The speed of dissemination depends on how the information was communicated.

11.4	Material Information

Information is “Material” if there is a substantial likelihood that a reasonable investor would consider the information important in making an investment decision. This includes earnings information, merger and acquisition information, significant changes in assets, and significant new products or discoveries.

11.4.1	Insider and Temporary Insider

The term “Insider” is construed by the courts to refer to an individual or entity that, by virtue of a relationship with an issuer of securities, has knowledge of, or access to, MNPI. This can be any employee of an issuer (regardless of title), as well as any controlling shareholder. In addition, a person can be a “Temporary Insider” if he or she enters into a special confidential relationship in the conduct of an issuer’s affairs and, as a result, is given access to information. Temporary Insiders include, among others, the Adviser’s attorneys, accountants, consultants, financial advisors, and lending officers, and the employees of these organizations. Personnel may be considered a Temporary Insider depending on the facts and circumstances.

11.4.2	Tipper / Tippee Liability

Personnel (the “Tipper”) who does not trade the security but learns of MNPI from an Insider, Temporary Insider or a person misappropriating information in violation of a duty of trust or confidence, and then shares the MNPI with someone else (the “Tippee”) who then trades that security, may be liable for the trading done by the Tippee. It therefore is important that Personnel never pass on MNPI to anyone else who may trade while in possession of MNPI or who may pass it on to others that may trade. The Tippee may be subject to liability for insider trading if the Tippee knows or should have known that the Tipper breached a duty of trust or confidence.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

11.5	Breach of Duty

Insider Trading liability is premised on a breach of fiduciary duty, or similar relationship of trust or confidence. In addition to an Insider, the prohibition against Insider Trading can apply to a person even if that person has no employment or contractual affiliation with the issuer of the securities that are traded, such as a Temporary Insider or an individual who misappropriates the information. The Adviser does not expect Personnel to evaluate this element of Insider Trading but should be aware of the source of information received that may be Nonpublic and/or Material.

11.6	Adviser’s Insider Trading Policy

The Adviser’s “Insider Trading Policy” applies to all Personnel and extends to activities outside the scope of his or her duties at the Adviser. The Adviser forbids all Personnel from engaging in any activities that would be considered illegal Insider Trading. Any questions regarding this Insider Trading Policy must be referred to the CCO.

11.7	Procedures Designed to Detect and Prevent Insider Trading

•	Before trading on his or her own behalf, or for others, all Personnel must consider the following questions regarding information in his or her possession:
–	Is the information Nonpublic? Is the information Material? If, after consideration of the above, such Personnel believes that the information is Material and Nonpublic, or if such Personnel has questions as to whether the information is Material and Nonpublic, he or she should take the following steps:
▪	Report the potential MNPI immediately to the CCO.
▪	Do not communicate the information inside or outside of the Adviser, other than to the CCO.
▪	Do not purchase or sell the securities either on behalf of himself or herself or on behalf of others.
•	After the CCO has reviewed the issue, the Personnel will be instructed whether to continue the prohibition against communication and trading.

Personnel are required to refer to the following guidance and requirements in connection with situations that may result in the receipt of MNPI. Additionally, as discussed in Section 10 – “Personal Trading Policy,” Personnel are required to disclose the existence and location of all Covered Accounts and to arrange for copies of all Covered Account brokerage statements to be sent from the outside financial institution to the Adviser’s CCO and/or Designee. Such statements will be reviewed by the CCO and/or Designee.

11.7.1	Procedures Governing Communication with Third Parties

When Personnel communicates with third parties there is a risk that they may obtain MNPI that restricts the Adviser’s ability to purchase and sell securities. The Adviser has adopted specific procedures governing Personnel’s interactions, which are designed to limit the Adviser’s inadvertent receipt of potentially restricting information and to alert the Adviser to any circumstance in which potentially restricting information has been conveyed to the Personnel.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

To help prevent unwanted receipt of MNPI, Personnel generally should preface conversations with third parties that have a high likelihood of being in possession of MNPI with the statement that the Adviser (i) is a public investor, (ii) does not want to receive MNPI, (iii) will not agree to keep information confidential and (iv) will not agree to refrain from trading on that information (the Adviser will engage in its own, internal legal analysis on the lawfulness of any trading it contemplates and will comply with all legal requirements).10 If any Personnel receives requests for the Adviser to participate in investment or trading activities that convey the receipt of non-public information about an issuer or its securities, they are expected to notify the CCO immediately. The CCO will assess the nature of the information conveyed or anticipated and determine whether or not to add the issuer to the Restricted List. Solicitations to participate in a private investment in public equity (“PIPE”), when the PIPE has not been publicly announced, conveys MNPI since a company’s need for financing reflects generally on the company’s financial situation. These are to be alerted to the CCO immediately so that the issuer can be added to the Restricted List.

11.7.2	Procedures Governing Formal and Informal Confidentiality Agreements

In the normal course of business, Personnel may be given the opportunity to learn of confidential information about an issuer provided pursuant to a confidentiality agreement between the Adviser and an issuer or an adviser to the issuer (for example, when considering the purchase of a privately negotiated investment, such as bank debt). In order to track the Adviser’s obligations and assess any potential restrictions on trading as a result of receipt of confidential information, all confidentiality agreements must be reviewed, approved, and maintained by the CCO, and the relevant Personnel, in consultation with the CCO, will determine if the issuer should be placed on the Restricted List.

The opportunity to learn of confidential information about an issuer, and the confidential information itself, may be presented orally (for example, via a call from a bank or broker acting as adviser or agent of an issuer). At times, the party providing the information by telephone may follow up with an email to the Adviser which assigns certain legal terms to the confidential information provided (which may or may not have been conveyed orally) and either requests a confirmation by email of those terms or asserts that such terms have already been agreed to orally. It is important that no one other than the President of the General Partner, COO, CFO, or General Counsel (“GC”) reply to any emailed “over-the-wall” confidentiality agreements. An “over-the-wall” confidentiality agreement refers to any communication in which a bank, broker, issuer, or other counterparty seeks to provide the Adviser with MNPI or other confidential information subject to explicit or implied confidentiality restrictions, including restrictions on trading. Accordingly, if you receive (or if you have any question about whether you may have received) an “over-the-wall” confidentiality agreement, you should contact the President of the General Partner, COO, CFO, GC, or CCO immediately.

11.7.3	Required Pre-Approval for Service as a Director or on a Creditor’s Committee or in a Similar Capacity

Personnel may not serve as a director to any company or entity without obtaining the CCO’s pre-approval. Personnel may not serve on a creditors’ committee (whether formal or ad hoc), or in a similar capacity, without obtaining the CCO’s pre-approval. Service in these capacities may give Personnel access to one or more of the following: (i) information subject to the attorney-client privilege (for example, communications from counsel hired by a creditors’ committee); (ii) non-public company information (for example, corporate information shared with the board of directors); and (iii) confidential information (for example, ad hoc committee members’ strategies, shared under a confidentiality agreement). Potential trading restriction issues will be addressed in determining whether to approve the proposed service, as well as other considerations, including the potential liability and conflicts of interest associated with such positions.

[10]	Conversations that Personnel may have about a public company with the senior management of that public company pose significantly less risk of trading restrictions and of appearance issues, since senior company managers are expected to understand and comply with their duties to not selectively disclose their companies’ MNPI, and the Adviser does not pay for the time of these senior company managers. These interactions nonetheless could result in the receipt of MNPI and Personnel are expected to notify the CCO immediately, as required by the Insider Trading Policy, if the Personnel believes that he or she has received what may be MNPI during any such interaction.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

11.7.4	Required Procedures for Service as a Director or on a Creditor’s Committee or in a Similar Capacity

Personnel who serve on a creditors’ committee (whether formal or ad hoc), or in a similar capacity, should inform the CCO after attending any committee meetings. The Personnel should not, under any circumstances, misuse any MNPI received as a result of participation.

Personnel serving on ad hoc creditors’ committees must attest on a quarterly basis during any period in which they are actively serving that they have not misused any MNPI received as a result of participating in this capacity. Once service concludes, an annual attestation is sufficient for the remainder of that calendar year.

Personnel generally should not share the Adviser’s confidential information with companies on whose boards or committees such Personnel sit. Personnel must consult the CCO if he or she believes that sharing the Adviser’s confidential information may be in the best interest of the Adviser’s Clients.

11.8	Insider Trading Policy Annual Compliance Attestation

Personnel are required to complete an Annual Compliance Attestation to confirm that they are complying with the Adviser’s Insider Trading Policy.

11.9	Compliance Responsibilities

The CCO will discuss the Insider Trading Policy during initial compliance training for all Personnel, and the Adviser’s annual compliance training meetings thereafter, to ensure that Personnel are properly trained and aware of the required reporting procedures. The CCO will check the Restricted List against trade pre-approval requests. The CCO and /or Designee also will check the Restricted List against the Adviser’s portfolio trades for potential violations of the Insider Trading Policy. The Adviser’s order management system (OMS) checks the Adviser’s portfolio trades against the Restricted List and blocks attempted trades of restricted securities.

12.	PAID EXPERT POLICY AND PROCEDURES

12.1	Introduction

The use of paid research consultants (“Paid Expert”) is an important part of the Adviser’s research investment process. This Policy Statement sets forth the Adviser’s policies and procedures regarding the use of Paid Experts.

In furtherance of the Insider Trading Policy (see below), it is the Adviser’s “Paid Expert Policy” that it not receive from Paid Experts: (i) MNPI; (ii) information that a Paid Expert has agreed to keep confidential, or (iii) information the transmittal of which would breach any duty or law by the Paid Expert. The reason for the Paid Expert Policy, in part, is to reduce the risk of the Adviser or its Personnel trading on the basis of MNPI in violation of the federal securities laws.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

12.2	Paid Expert Procedures

In furtherance of the Paid Expert Policy, the Adviser has adopted procedures that all Personnel are required to follow in utilizing the services of a Paid Expert.

12.2.1	Consultant not retained through an Expert Consultant Provider

The Adviser may engage Paid Experts. The Personnel recommending engagement of the Paid Expert must complete the “Consultant Questionnaire (Engagement Outside of Paid Expert Provider)” contained herein as Exhibit A below, for the COO’s review and approval.

13.	POLITICAL INTELLIGENCE FIRMS

13.1	Definition

As part of its research process, the Adviser may retain research firms or consultants to advise on legislative, regulatory or political developments in the U.S. and other countries (“Political Intelligence Firms”). The Stop Trading on Congressional Knowledge Act (the “STOCK Act”) explicitly recognizes that Members of Congress and other U.S. public officials have a duty of confidentiality with respect to MNPI obtained through their official positions. Foreign officials and government employees often have similar duties of confidentiality as well. An investment adviser that employs a Political Intelligence Adviser may be exposed to insider trading liability if (i) the Political intelligence firm receives MNPI/Inside Information from a Member or employees of Congress and (ii) the investment adviser trades on such information. In the event that the Adviser wishes to engage a political intelligence firm or consultant, the following procedures will apply:

•	The Adviser will not engage with any political intelligence consultant, whether through a firm or directly, who is known to have been a government official or employee within the past six (6) months.
•	Prior to engaging a political intelligence firm or consultant, Adviser will perform due diligence on the firm or individual, which would include reviewing any insider trading knowledge or controls in place.
•	The CCO will review the terms of any agreement with the political intelligence firm or consultant. Such an agreement will include provisions relating to confidential information or MNPI/Inside Information.

13.2	Meetings with Government Officials

Personnel must obtain the CCO’s pre-approval to participate in meetings, calls, or conferences with government officials or government employees. If there is an unplanned interaction with a government official or government employee in a small group setting, the Personnel involved must immediately inform the CCO whether organized by a broker, political consultant or directly with the government official/employee.

The Adviser and its Personnel are prohibited from compensating or providing anything of value to any government official or government employee, whether directly or through any political intelligence firm, consultant or other third party without prior written pre-approval from the CCO.

Personnel must ensure that all such interactions are logged in the appropriate Firm tracking spreadsheet.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

If any Personnel believes any MNPI/Inside Information may have been disclosed by a political intelligence firm or consultant or government official or government employee, the Personnel must immediately end the conversation and contact the CCO.

14.	COMMUNICATIONS WITH OTHER "BUY SIDE" FIRMS

14.1	Introduction

Communications with other "Buy Side Firms” (i.e., other investment managers or investing institutions) may constitute a significant part of the Firm's research process and may occur on a formal (for example, “idea dinners”) or informal basis. While such communications can be very beneficial to Clients by assisting the research process, these communications also entail certain additional risks. In particular, these risks include:

•	MNPI: There is a heightened risk of obtaining MNPI in discussions with other Buy Side Firms.
•	Front-Running: The sharing of investment targets and other confidential portfolio-level information could cause other buy side firms to front-run trading for Clients, which could operate as a detriment to the Clients' investments.
•	Disclosure of confidential or proprietary information: Confidential or otherwise proprietary information may be improperly shared with other market participants.

14.2	Compliance Review of Communications with Buy-Side Firms

Except in the case of private investments in which the Adviser is investing alongside third parties, Personnel generally are prohibited from communicating information pertaining to specific securities transactions prior to those transactions taking place with anyone outside the Adviser (including Buy Side Firms). Commensurate with these risks, the Adviser has implemented training sessions for all investment team Personnel relating to communications with Buy Side Firms. The CCO also will conduct testing and surveillance to monitor whether such Personnel are improperly communicating with other Buy Side Firms. Such testing may include review of electronic communications between Personnel and personnel of other Buy Side Firms.

15.	ALTERNATIVE DATA PROVIDERS

Personnel are required to obtain the CCO’s pre-approval prior to engaging a new research provider or alternative data provider, or purchasing a new research product or service from a new or existing provider. This includes providers of data or “big data,” or firms that would “webscrape” or extract data from websites, in addition to other research providers. This requirement applies to “trial periods,” irrespective of whether a written contract is to be executed.

Personnel are required to obtain the CCO’s approval prior to requesting any customized research, even if the research is conducted by a service provider that already works with the Adviser. If Personnel learns that an existing research or alternative data provider has shifted its approach or is offering materially new products or services, for example, if a traditional sell-side research firm starts offering alternative data, the CCO must be alerted so he or she may consider whether additional diligence should be conducted.

15.1	Webscraping

For purposes of the Policy, webscraping refers to either the Adviser internally developed webscraping functionally or webscraping provided through Data Providers. To the extent that the Data Provider’s product includes webscraped data, the CCO also should assess whether the proposed webscraping meets the criteria detailed below.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

The CCO must pre-approve any “webscraping” projects or projects involving internal webscraping activities, extracting data from websites or other similar automated methods for retrieving data at scale. The CCO will work with the requesting Personnel to evaluate proposed webscraping to determine whether they are consistent with the principles articulated in this Policy. The CCO may impose conditions that must be met or procedures that must be followed for proposed webscraping in addition to those described in this Policy.

Personnel who wish to conduct webscraping activities should do so in accordance with the following best practices:

•	Limit to Public Portions of Websites

–	Limit webscraping to portions of websites which are publicly available. This ensures that the information is meant for public consumption and reduces the risk that MNPI or personal information will be captured.

•	Avoid Passwords/Logins, and/or CAPTCHAs

–	Limit webscraping to portions of websites which can be accessed without passwords/logins or CAPTCHAs. Exceptions to this may apply where the Adviser is given consent by the website operator allowing for the ability to webscrape. However, embedded terms and conditions on a website which are not positively affirmed may generally be disregarded.

•	Avoid Masking Identity

–	Avoid masking, manipulating IP addresses or any other measures to hide an identity or conceal that webscraping technology is being used.

•	Website Capacity and Avoid Excessive Requests

–	Avoid excessive requests to ensure that it does not disrupt regular traffic to the website, including by increasing website latency or otherwise affecting the website’s operation or degrading the user experience of other visitors to the website. . The CCO will determine the appropriate threshold for webscraping limits during the due diligence process.

•	Avoid Capturing or Anonymize any PII after capture

–	Avoid PII or promptly anonymize PII (e.g., via a one-way hash) after capture with the original information deleted.

•	Avoid identifying or re-identifying any individuals

–	Where applicable, analyze webscraped information in the aggregate and avoid identifying or re-identifying any individuals. Special care should be taken in this regard when combining datasets.

•	Promptly Suspend Webscraping Upon Demand

–	Ensure that webscraping activities are sufficiently transparent and traceable such that if a website were to detect such activity and want to request that the Adviser discontinue such activities, the website could identify the Adviser without undue effort.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

EXHIBIT A

CONSULTANT QUESTIONNAIRE

(Engagement Outside of Paid Expert Provider)

In connection with each consultation, please complete this form and submit it to the CCO. If you have any questions, please contact the CCO.

A.	General Information

1.	Subject of consultation:

2.	Company being researched:

3.	Do you expect to talk about any particular companies? ☐ Yes ☐ No

a.	If so, please identify:

4.	Anticipated Consultation Date:

5.	Select all documents that the consultant has executed and that you have submitted to the CCO:

☐	Pre-Consultation Questionnaire and Acknowledgement

☐	Consulting Agreement - Non-Expert Network Consultant

B.	Consultant Information

1.	Consultant Name:

2.	Employer:

3.	Employer Type:

☐	Issuer of publicly traded securities

☐	Private company

☐	Issuer of publicly traded securities

4.	Consultant/Consultant’s employer’s relationship to company being researched (select all applicable)

☐	Customer	☐	Distributor

☐	Supplier	☐	Competitor

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

☐	Former Employee	☐	Other

If you selected “other,” please describe:

5.	What information do you expect to consultant to provide?

6.	Will the consultant be asked to provide information about a customer of or supplier to the company that employs the consultant?

☐ Yes ☐ No

By submitting this questionnaire, I affirm that the information provided herein is complete and accurate, and I understand that I am required to obtain approval from the CCO prior to engaging in any subsequent communications with this consultant. I further agree to notify the CCO immediately upon becoming aware of any issues involving this consultant.

Name:

Date Submitted: _______________

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

EXHIBIT B

ORAL CONSULTATION STATEMENT

Prior to the beginning of each consultation, please read in substance the following statement:

You have signed and returned to Skylar Capital Management LP the questionnaire and acknowledgment for this call. Are your responses to that document still accurate today?

Thank you. As you know, I am calling from Skylar Capital Management LP, an investment adviser that trades securities. As such, we do not want to receive any confidential or material, nonpublic information about any publicly traded companies because we do not want to restrict our trading ability.

Please do not proceed with the consultation if the Paid Expert is unable to confirm the continued accuracy of the Pre-Consultation Questionnaire and Acknowledgment (Exhibit C following), if the Paid Expert has not signed and returned such a Pre-Consultation Questionnaire and Acknowledgment or if the Paid Expert otherwise indicates that he cannot proceed with the call or the meeting.

Please consult with the CCO if you have any questions about a Paid Expert’s response.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

EXHIBIT C

PRE-CONSULTATION QUESTIONNAIRE AND ACKNOWLEDGMENT

Subject of consultation:

Specific companies relevant to consultation:

1.	Skylar Capital Management LP (“Skylar”) does not want to receive material nonpublic information or other information that is proprietary or confidential. Do you agree that you will not provide Skylar with such information?

☐ Yes ☐ No

2.	Skylar does not want to receive information if the provision of such information would violate any duty of confidentiality that you have as a result of an agreement or contract, your employer’s restrictions or because of your position or otherwise. Do you agree that you will not provide Skylar with such information?

☐ Yes ☐ No

3.	Skylar does not wish to receive material nonpublic information, such as information about aggregate earnings, sales, or revenues or about a merger or acquisition that has not been announced. Do you agree that you will not provide Skylar with such information?

☐ Yes ☐ No

4.	Are you prohibited by your employer from participating in a consultation?

☐ Yes ☐ No

5.	A. Are you currently or have you within the past 6 months served as an officer, director, employee, or acted in any similar capacity for any publicly traded company or a subsidiary of a publicly traded company?

☐ Yes ☐ No

B. If you answered “Yes” to 6A, please provide the company name and your position held at the company.

Company Name:                 _________________________________

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

Position:                    ___________________________________

6.	A. Except as disclosed in question 6, are you currently or have you within the past 6 months acted as a consultant, attorney, auditor, or other position in which you had access to confidential information about any publicly traded company or subsidiary of a publicly traded company?

☐ Yes ☐ No

B. If you answered “Yes” to 7A, please provide the company name and your role in which you had access to the confidential information.

Company Name:                 _________________________________

Role:                   ___________________________________

7.	A. Are you currently an official, employee, or serve on a board or committee of a governmental (federal, state or local) entity?

☐ Yes ☐ No

B. If you answered “Yes” to 8A, please provide the name of the entity and your position held.

Entity Name:                _________________________________

Position:                   ___________________________________

8.	A. Have you accepted employment or otherwise entered into an agreement to provide services to a publicly traded company, subsidiary of a publicly traded company, or governmental entity?

☐ Yes ☐ No

If you answered “Yes” to 9A, please provide the name of the entity and your position held or to be held.

Entity Name:                _________________________________

Position:                   ___________________________________

9.	By submitting a response to this questionnaire, you acknowledge that the responses you have submitted are accurate, you understand that Skylar will rely on your responses and you agree that, if you are selected for a consultation, you will affirmatively notify Skylar of any changes to your responses prior to the commencement of the consultation.

Agree / Disagree

Please complete, sign, date and return to the CCO.

Name: _______________________________                    Date: _______________________

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

Appendix A – Personnel Acknowledgement of Receipt and Compliance Attestation

All Personnel are required to read this Code and ETC’s Trust Policy and acknowledge having understood its contents by entering their name, signing, dating, and returning it to the CCO.

I do hereby acknowledge that I have received and read the Code and ETC’s Trust Policy. I understand its contents and agree to the policies and procedures set forth herein. I have had the opportunity to ask the CCO questions and I have received adequate responses. I am aware of the penalties for violation of provisions of the Code and I agree to such provisions.

Name:________________________________

Signature:____________________________

Date:_______________________________

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

Appendix B – New Personnel Political Contribution Disclosure Form

Pursuant to the Adviser’s Pay to Play Policy you must disclose each direct or indirect Contribution11 you made to an official of a government entity (including any state, city, county or other political subdivision and any instrumentality thereof) or candidate for such office, and each direct or indirect payment to a political party of a state or political subdivision thereof, in each case during the two-year period prior to the date of this Disclosure Form. Please attach additional pages as necessary and direct any questions about this Form to the CCO.

Name of individual (or entity) who made the Contribution:

________________________________________________________________________________________________________________

Name of candidate/political party/political action committee to whom Contribution was made (for candidates, include name, title and any city/county/state/federal or other political subdivision affiliation):

________________________________________________________________________________________________________________

Date and form of Contribution (i.e., campaign contribution, gift, loan, fundraising activity, volunteer of time, etc.):

________________________________________________________________________________________________________________

Office to which candidate seeks or sought election:

________________________________________________________________________________________________________________

Candidate’s position at time of Contribution:

________________________________________________________________________________________________________________

Contribution amount (or value of non-cash Contribution):

$___________________________________________________________

___________________________________________

11 “Contribution” is broadly defined and means the giving of anything of value in connection with any election for U.S. federal (if the candidate running for U.S. federal office currently holds a U.S. state or local political office), state or local office, including Contributions to any candidate for political office, political party or political action committee. Reportable Contributions include any gift, subscription, loan, advance, deposit of money, or anything of value (regardless of to whom paid) made for the purpose of influencing any election, satisfying any debt incurred in connection with any such election, or paying the transition or inaugural expenses of a successful candidate, and any solicitation or coordination of the making of any of the foregoing contributions or payments to a political party (including fundraising activities). Note that you must disclose contributions made by a spouse, domestic partner, minor children and other immediate family members living in your household.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

To the best of your knowledge, did or does the position to which the candidate sought election or the position held by the candidate at the time of the election: (a) involve direct or indirect responsibility for, or confer the ability to influence the outcome of, the hiring of an investment adviser by a government entity; or (b) involve authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity?

____Yes         No

Has your spouse, domestic partner, minor children or other immediate family member(s) living in your household made Contributions to the above referenced official/candidate or other official/candidate?

____Yes         No

If yes, please provide details of such Contribution:

_____________________________________________________________________________________

The undersigned hereby certifies that (i) all information provided herein is accurate and complete; and (ii) none of the Contributions or payments set forth above were made for the purpose of influencing the official conduct of any public official of a government entity or candidate for such office.

Name:________________________________________________________________________________________

Signature:______________________________________________________________________________________

Date:________________________________

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

Appendix C – Political Contribution Pre-Approval Request Form

Pursuant to the Adviser’s Pay-to-Play Policy, you and your Immediate Family Members (as defined in this Code) are required to obtain the CCO’s pre-approval for Contributions as defined in Appendix B above. Please direct any questions about this Form to the CCO.

Personnel’s name and title:

Personnel’s place of principal residence (city and state):

I hereby request pre-approval for the following Contribution:

Name of candidate/political party/political action committee to whom Contribution will be made (for candidates, include name, title and any city/county/state or other political subdivision affiliation):

Expected date and form of Contribution (i.e., campaign contribution, gift, loan, fundraising activity, volunteer of time, etc.):

Office to which candidate seeks election:

Candidate’s position at time of Contribution:

Contribution amount (or value of non-cash Contribution):

$

Representations:

To the best of my knowledge, the position to which the candidate seeks election or the position currently held by the candidate does not: (a) involve any direct or indirect responsibility for, or ability to influence the outcome of, the hiring of an investment adviser by a government entity; or (b) involve authority to appoint any person who is directly or indirectly responsible for, or able to influence the outcome of, the hiring of an investment adviser by a government entity.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

I have not made any other Contributions to this candidate, or payments on behalf of this candidate’s candidacy, during this election cycle. If so, I have received a separate pre-approval for such Contribution, a copy of which is attached to this request.

The undersigned hereby certifies that (i) all information provided herein is accurate and (ii) the Contribution for which the undersigned seeks pre-approval as set forth above will not be made for the purpose of influencing the official conduct of any public official of a government entity or candidate for such office.

Name: _________________________________________________________________________________________

Signature:_________________________________________________________________________________________

Date: _____________________________

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

Appendix D – [Initial]/[Annual] Holdings Report

D.(1.) REPORTABLE SECURITIES HOLDINGS

Personnel’s name: ______________________________________________________________

The following sets forth all Covered Accounts and Non-Discretionary Managed Accounts (as defined in the Personal Trading Policy) holding Reportable Securities and/or Limited Offerings as of the date indicated below.

D.(1.A.) – REPORTABLE SECURITIES

Name on Account	Relationship to Personnel	Broker-Dealer or Bank Where Securities Held	Type of Account	Discretionary (self-directed) or Non-Discretionary (3rd party managed)	Date of Statement of Holdings provided	Account Number

__	I have no Covered Accounts or Non-Discretionary Managed Accounts.

__	Please see the attached brokerage statement(s) provided to the CCO that contains information regarding the Reportable Securities (and to the extent applicable, Limited Offerings) above including the name on the account, title and type of securities held, security identifier/CUSIP, number of shares, amount held and the name of the broker-dealer or bank holding the positions on such Personnel’s behalf.

Please note that you are required to update the CCO promptly when a new Covered Account is opened or changed.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

D.(1.B.) – LIMITED OFFERINGS / PRIVATE PLACEMENTS

Please list below all private investments presently held by you, or in an entity controlled by you.

Full Legal Name of Investment Entity	Holder Name	Transaction Date	Committed Investment Amount (currency)	Investment Strategy

__	I have no Limited Offerings or Private Placements.

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

D.(2.) NON-REPORTABLE SECURITIES HOLDINGS

Please list below all additional brokers-dealers or banks where the Personnel maintains a Covered Account that holds anything other than Reportable Securities (“Non-Reportable Securities Holdings”). This includes, but is not limited to, 401K accounts, mutual fund only accounts and 529 plans.

Name on Account	Relationship to Personnel	Broker-Dealer or Bank Where Securities Held	Type of Account	Discretionary (self-directed) or Non-Discretionary (3rd party managed)	Date of Statement of Holdings provided	Account Number

__	I have no accounts described above that need to be disclosed.

Personal brokerage statements and statements for private investments do not have to be provided quarterly for Non-Reportable Securities Holdings, but the list of those accounts needs to be maintained with the CCO.

I hereby certify that (i) all information provided herein is accurate and complete; and (ii) he or she has not engaged in any transactions that would violate the Personal Trading Policy.

Name: ____________________________________________________________________________________

Signature: ____________________________________________________________________________________

Date: ___________________________________

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

Appendix E – Trade Pre-Approval Request Form

Pre-approval from the CCO is required for all transactions as set forth in the Personal Trading Policy contained in this Code. The CCO will check the Adviser’s Restricted List (as defined in the Code) prior to granting approval. Please direct any questions about this Form to the CCO.

Personnel’s name: _____________________________________________________________________

Account holder(s): _____________________________________________________________________

Relationship to Personnel: _____________________________________________________________________

Type of Security: _____________________________________________________________________

Issuer: _____________________________________________________________________

Buy/Sell:____ _______________Quantity: ___________________ Current Price: ____________________

Buy/Sell:____ _______________Quantity: ___________________ Current Price: ____________________

Buy/Sell:____ _______________Quantity: ___________________ Current Price: ____________________

I REPRESENT THAT:

(i)	I am not in possession of material, nonpublic information concerning or affecting the issuer(s);

(ii)	I am not aware of a pending research report involving or relating to the issuer(s);

(iii)	I am not aware of a material pending client or proprietary trade involving these securities;

(iv)	These trades conform to the Personal Trading Policy contained in this Code; and

(v)	If approved, I understand that the authorization is valid only for 24 hours.

Name: ______________________________________________________

Signed: ______________________________________________________

Date: ______________________________________________________

APPROVAL: ______________________________________________________

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

Appendix F – Limited Offerings Participation Request Form

Pre-approval from the CCO is required for all transactions as set forth in the Personal Trading Policy contained in this Code. The CCO will check the Adviser’s Restricted List (as defined in the Code) prior to granting approval. Please direct any questions about this Form to the CCO.

Personnel name: ____________________________________________________________________________

Name of Organization: ____________________________________________________________________________

Nature of Business: ____________________________________________________________________________

Legal Status of Entity (corporation, LP, LLC): ___________________________________________________________

Business Address:____________________________________________________________________________

Principals:____________________________________________________________________________

__Publicly Traded   __Privately Placed  __ Non-Profit

To the best of your knowledge, does the company or any of its affiliates conduct or plan to conduct business with the Adviser?        __ Yes   __ No

If yes, please explain:

To the best of your knowledge, has the company or anyone associated with the company been the subject of a disciplinary proceeding issued by a securities regulatory authority, or been found guilty of a criminal offense within the last ten years?            __Yes   __No

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

If yes, please explain:

Description of Limited Offering Transaction

(Please provide CCO with purchase and/or subscription agreement and related documentation)

Type and amount of securities you are investing in:

Indicate the total dollar amount of your investment:

Do you own any other securities of the company or its affiliates?  __Yes __No

If yes, please explain:

Estimate your total equity ownership interest in the company:  __ %

Through your investment do you have the right to participate in management, or the right to board membership or board observation rights? __Yes __ No

If yes, please explain:

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

I REPRESENT THAT:

(i)	I am not in possession of material, nonpublic information concerning or affecting the issuer(s);

(ii)	I am not aware of a pending research report involving or relating to the issuer(s);

(iii)	I am not aware of a material pending client or proprietary trade involving these securities;

(iv)	These trades conform to the Personal Trading Policy contained in this Code; and

(v)	If approved, I understand that the authorization is valid only for 24 hours.

Name: ___________________________________________________

Signed: ___________________________________________________

Date: ___________________________________________________

APPROVAL: ___________________________________________________

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

Appendix G – Outside Business Activity Pre-Approval and Insider Disclosure Statement

Outside Affiliations

1.	Other businesses in which I am engaged (i.e., take an active role):

	Name of Business	Role

	Name of Business	Role

2.	Entities by which I am employed or receive compensation:

	Name of Entity	Affiliation or Title

	Name of Entity	Affiliation or Title

3.	Business organizations in which I am an officer, director, partner or employee:
____________________________Public Co. ☐ Yes ☐ No

	Name of Entity	Affiliation or Title
____________________________Public Co. ☐ Yes ☐ No

	Name of Entity	Affiliation or Title

4.	Describe interests in any securities, financial or kindred business:

__________________________________________________________________

5.	Do you own a significant position in any publicly held company’s securities? Describe:

__________________________________________________________________

Skylar Capital Management LP	June 2026 Code of Ethics
(as Sub-adviser for Skylar Electricity Futures ETF)

Insider Disclosure

Please indicate below whether you or any member of your immediate family is an executive officer, director or 5% or greater stockholder of a public company?

Name of Family Member	Relationship

Name of Entity	Affiliation or Title

Name of Family Member	Relationship

Name of Entity	Affiliation or Title

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Name: __________________________________________________________________________________

Signature:  __________________________________________________________________________________

Date: ________________